Exhibit 5.1


                              HOGAN & HARTSON L.L.P
                                 COLUMBIA SQUARE
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                               TEL (202)-637-5600
                               FAX (202) 637-5910


                                 October 1, 1998

CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
1850 K Street, N.W.
Washington, D.C.  20006

Ladies and Gentlemen:

                  We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), and CarrAmerica Realty, L.P., a Delaware limited partnership ("CarrAmerica Realty" and, together with the Company, the "Issuers"), in connection with the Issuers' registration statement on Form S-3 (SEC File No. 333-53751), as amended (the "Registration Statement"), previously declared effective by the Securities and Exchange Commission relating to the proposed public offering and sale by the Issuers of their securities from time to time as set forth in a Prospectus which forms a part of the Registration Statement, and as set forth in one or more supplements to such Prospectus. This opinion letter is rendered in connection with the sale of $150,000,000 aggregate principal amount of the Company's 6.625% Notes due October 1, 2000 (the "Notes"). CarrAmerica Realty has guaranteed payment of the principal of (and premium, if any) and interest on the Notes. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       Executed copy of the Registration Statement.

                  2. Executed copy of the Indenture dated as of October 1, 1998 (the "Indenture") among the Company, CarrAmerica Realty (as guarantor) and Bankers Trust Company (as trustee) (the "Trustee").

                  3.       Specimen copy of the Notes.


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CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
October 1, 1998
Page 2

                  4. Specimen copy of the Guarantee of the Notes by CarrAmerica Realty (the "Note Guarantees").

                  5. Articles of Amendment and Restatement of Articles of Incorporation of the Company, as amended, as certified by the State Department of Assessments and Taxation of the State of Maryland (the "Department") on September 29, 1998 and as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  6. Second Amendment and Restatement of the Company's By-Laws, as amended, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  7. Certificate of Limited Partnership of CarrAmerica Realty, as amended, as certified by the Secretary of State of Delaware on September 29, 1998 and as certified by an Assistant Secretary of CarrAmerica Realty GP Holdings, Inc. ("GP Holdings"), the general partner of CarrAmerica Realty, on the date hereof as being complete, accurate and in effect.

                  8. Second Amended and Restated Agreement of Limited Partnership of CarrAmerica Realty, as amended, as certified by an Assistant Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

                  9. Certificate of Incorporation of GP Holdings, as certified by the Secretary of State on September 29, 1998 and as certified by an Assistant Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

                  10. By-Laws of GP Holdings, as certified by an Assistant Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

                  11. Executed copy of the Underwriting Agreement dated as of September 25, 1998, among the Company, Goldman, Sachs & Co. and Legg Mason Wood Walker, Incorporated relating to the sale of the Notes.

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CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
October 1, 1998
Page 3

                  12. Executed copy of the Terms Agreement dated as of September 25, 1998 among the Issuers, Goldman Sachs & Co. and Legg Mason Wood Walker, Incorporated relating to the sale of the Notes.

                  13. Certain resolutions of the Board of Directors of the Company adopted at a meeting held on September 28, 1998 relating to authorization of the Notes and arrangements in connection therewith, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  14. Certain resolutions of the Board of Directors of GP Holdings adopted by unanimous written consent dated as of September 25, 1998 relating to authorization of the guarantee of the Notes and arrangements in connection therewith, as certified by the Assistant Secretary of GP Holdings on the date hereof as being complete, accurate and in effect.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  For purposes of this opinion letter, we have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforeable against the Trustee in accordance with its terms and (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture.

                  This opinion letter is based as to matters of law solely on
(i) the General Corporation Law of the State of Maryland, as amended, (ii) the

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CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
October 1, 1998
Page 4

Delaware Revised Uniform Limited Partnership Act, as amended, (iii) the General Corporation Law of the State of Delaware, as amended, and (iv) New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws).

                  Based upon, subject to and limited by the foregoing, and assuming the due execution and delivery of the Notes, we are of the opinion that, following execution, authentication and delivery of the Notes and the Note Guarantees in accordance with the Indenture, the Notes will be binding obligations of the Company, and the Note Guarantees will be binding obligations of CarrAmerica Realty, both enforceable in accordance with their terms.

                                     * * * *

                  The opinions expressed above with respect to the enforceability of the Notes and the Note Guarantees, respectively, (i) are each subject to the exception that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and
(b) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether such agreement is considered in a proceeding in equity or at law) and (ii) shall be understood to mean only that if there is a default in performance of an obligation, (a) if a failure to pay or other damage can be shown and (b) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in the immediately preceding clause (i), the court will provide a money damage (or perhaps an injunctive or specific performance) remedy.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by you of a Current Report on Form 8-K on or about the date of this opinion letter, which Current Report will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

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CarrAmerica Realty Corporation
CarrAmerica Realty, L.P.
October 1, 1998
Page 5

                  We hereby consent to the filing of this opinion letter as an exhibit to your Current Report on Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Prospectus Supplement dated September 25, 1998 constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                       Very truly yours,

                                       /s/  Hogan & Hartson L.L.P.

                                       HOGAN & HARTSON L.L.P.